EXHIBIT 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

------------------------------------------------------------------- In re: USEC INC., Debtor. -------------------------------------------------------------------	x : : : : : x	Chapter 11 Case No. 14-_______ (_____)
PLAN OF REORGANIZATION OF USEC INC.

LATHAM & WATKINS LLP
D. J. Baker
Rosalie Walker Gray
Adam S. Ravin
885 Third Avenue
New York, NY 10022-4834
212-906-1200

-and-

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins
Michael J. Merchant
920 N. King Street
Wilmington, DE 19801
302-651-7700

Counsel for Debtor and Debtor-in Possession

Dated: March 5, 2014

THE DISCLOSURE STATEMENT WITH RESPECT TO THIS PLAN OF REORGANIZATION HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTOR HAS SEPARATELY NOTICED A HEARING TO CONSIDER THE ADEQUACY OF THE DISCLOSURE STATEMENT UNDER BANKRUPTCY CODE SECTION 1125. THE DEBTOR RESERVES THE RIGHT TO MODIFY OR SUPPLEMENT THIS PLAN OF REORGANIZATION AND THE ACCOMPANYING DISCLOSURE STATEMENT PRIOR TO AND UP TO THE DATE OF SUCH HEARING.

TABLE OF CONTENTS

Article I RULES OF CONSTRUCTION AND DEFINITIONS	1

1.1	Rules of Construction 1

1.2	Definitions 1

Article II CLASSIFICATION OF CLAIMS AND INTERESTS	8

2.1	Introduction 8

2.2	Unclassified Claims 8

2.3	Unimpaired Classes of Claims 8

2.4	Impaired Voting Classes of Claims and Interests 8

2.5	Impaired Non-Voting Classes of Claims and Interests 9

Article III TREATMENT OF CLAIMS AND INTERESTS	9

3.1	Unclassified Claims 9

3.2	Unimpaired Classes of Claims 9

3.3	Impaired Voting Classes of Claims and Interests 10

3.4	Impaired Nonvoting Classes of Claims and Interests 10

3.5	Reservation of Rights Regarding Claims and Interests 11

Article IV ACCEPTANCE OR REJECTION OF THE PLAN	11

4.1	Impaired Classes Entitled to Vote 11

4.2	Acceptance by an Impaired Class 11

4.3	Presumed Acceptances by Unimpaired Classes 11

4.4	Classes Deemed to Reject Plan 11

4.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code 11

Article V MEANS FOR IMPLEMENTATION OF THE PLAN	11

5.1	Continued Corporate Existence 11

5.2	Certificate of Incorporation and By-laws 12

5.3	Funding 12

5.4	Cancellation of Old Securities and Agreements 12

5.5	Authorization and Issuance of the New Notes 12

5.6	Participation in Plan by Enrichment Corp; Authorization and Issuance of the Limited Subsidiary Guaranty 13

5.7	Authorization and Issuance of the New Common Stock 13

5.8	New Management Incentive Plan; Further Participation in Incentive Plans 13

5.9	Directors and Officers of Reorganized USEC 14

5.10	Revesting of Assets 14

5.11	Indemnification of Debtor’s Directors, Officers, and Employees; Insurance 14

5.12	Preservation of Rights of Action; Resulting Claim Treatment 14

5.13	Exemption From Certain Transfer Taxes 14

5.14	Corporate Action; Effectuating Documents 15

5.15	Plan Supplement 15

Article VI TREATMENT OF CONTRACTS AND LEASES	15

6.1	Assumed Contracts and Leases 15

6.2	Payments Related to Assumption of Contracts and Leases; Resolution of Assumption-Related Disputes 15

6.3	Rejected Contracts and Leases 16

6.4	Compensation and Benefit Programs 16

6.5	Certain Indemnification Obligations 17

6.6	Extension of Time to Assume or Reject 17

6.7	Claims Arising from Assumption or Rejection 17

Article VII PROVISIONS GOVERNING DISTRIBUTIONS	17

7.1	Determination of Allowability of Claims and Interests and Rights to Distributions 17

7.2	Timing of Distributions to Holders of Allowed Claims and Allowed Interests 18

7.3	Procedures for Making Distributions to Holders of Allowed Claims and Allowed Interests 18

7.4	Calculation of Distribution Amounts of New Securities 18

7.5	Application of Distribution Record Date 19

7.6	Surrender of Cancelled Old Securities 19

7.7	Withholding and Reporting Requirements 19

7.8	Setoffs 19

7.9	Prepayment 19

7.10	Allocation of Distributions 20

Article VIII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN	20

8.1	Conditions to Confirmation 20

8.2	Conditions to Effective Date 20

8.3	Waiver of Conditions 21

Article IX RETENTION OF JURISDICTION	21

9.1	Scope of Retention of Jurisdiction 21

9.2	Failure of the Bankruptcy Court to Exercise Jurisdiction 22

Article X MISCELLANEOUS PROVISIONS	22

10.1	Professional Fee Claims and Substantial Contribution Claims 22

10.2	Fees and Expenses of Consenting Noteholders and Preferred Stockholders and Indenture Trustee Expenses 22

10.3	Payment of Statutory Fees 23

10.4	Successors and Assigns and Binding Effect 23

10.5	Compromises and Settlements 23

10.6	Releases and Satisfaction of Subordination Rights 23

10.7	Releases 23

10.8	Discharge of the Debtor 25

10.9	Exculpation and Limitation of Liability 25

10.10	Injunction 25

10.11	Term of Injunctions or Stays 26

10.12	Modifications and Amendments 26

10.13	Severability of Plan Provisions 26

10.14	Revocation, Withdrawal, or Non-Consummation 26

10.15	Notices 27

PLAN OF REORGANIZATION OF USEC INC.
INTRODUCTION
USEC Inc. (the “Debtor”) hereby proposes this plan of reorganization (the “Plan”), with its non-debtor subsidiary United States Enrichment Corporation (“Enrichment Corp”) acting as a co-proponent and participant to the extent provided in the Plan. Reference is made to the disclosure statement distributed contemporaneously herewith (the “Disclosure Statement”) for a discussion of the Debtor’s history, businesses, properties, results of operations, projections for future operations and risk factors, and a summary and analysis of the Plan and certain related matters.
No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejection of this Plan. All parties entitled to vote to accept or reject the Plan are encouraged to read the Disclosure Statement and Plan in their entirety before voting.

ARTICLE I
RULES OF CONSTRUCTION AND DEFINITIONS
1.1    Rules of Construction
(a)    For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms used in the Plan and not otherwise defined in the Plan shall have the meanings ascribed to them in Section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
(b)    Whenever the context requires, terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.
(c)    Any reference in the Plan to (i) a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, or as otherwise specified in this Plan, and (ii) an existing document, exhibit, or other agreement means such document, exhibit, or other agreement as it may be amended, modified, or supplemented from time to time with the consent of the Majority Consenting Noteholders or the Consenting Noteholders, as the case may be, and as in effect at any relevant point.
(d)    Unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan.
(e)    The words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan.
(f)    Captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan.
(g)    The rules of construction set forth in Bankruptcy Code Section 102 and in the Bankruptcy Rules shall apply.
(h)    References to a specific article, section, or subsection of any statute, rule, or regulation expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section, or subsection.
(i)    In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
1.2    Definitions
(a)    “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code Sections 503(b) or 1114(e)(2) and entitled to priority pursuant to Bankruptcy Code Section 507(a)(2), including, but not limited to, (i) the actual, necessary costs and expenses of preserving the Estate and operating the business of the Debtor after the commencement of the Chapter 11 Case, (ii) Professional Fee Claims, (iii) Substantial Contribution Claims, (iv) all fees and charges assessed against the Estate under Section 1930 of Title 28 of the United States Code, and (v) Cure payments for contracts and leases that are assumed under Bankruptcy Code Section 365.
(b)    “Allowed” means (i) when used with respect to a Claim, whether a Filed Claim or an Unfiled Claim, all or any portion of a Claim (x) as to which either (A) any dispute has been settled, determined, resolved or adjudicated in favor of allowance, as the case may be, in the procedural manner in which such Claim would have been settled, determined, resolved or adjudicated if the Chapter 11 Case had not been commenced, or (B) an objection to allowance has been filed in the Bankruptcy Court by the applicable Claim Objection Deadline, and such objection has been settled or withdrawn by the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, or has been denied by a Final Order, or (y) is not otherwise Disputed or (z) has been expressly allowed in the Plan; or (ii) when used with respect to an Interest, an Interest held in the name, kind and amount set forth in the records of (x) the Debtor in the case of the USEC Preferred Stock or (y) the stock transfer agent in the case of the USEC Common Stock, provided, however, that all Allowed Claims and Allowed Interests shall remain subject to all limitations set forth in the Bankruptcy Code, including, in particular, Sections 502 and 510, as applicable.
(c)    “B&W” means Babcock and Wilcox Investment Company.
(d)    “B&W Plan Support Agreement” means that certain agreement dated as of March 4, 2014 between the Debtor and B&W pursuant to which, among other things, and subject to certain terms and conditions including approval of the Disclosure Statement, B&W agreed to support the Plan.
(e)    “Bankruptcy Code” means Sections 101 et seq., of title 11 of the United States Code, as now in effect or hereafter amended and applicable to the Chapter 11 Case.
(f)    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case or any aspect thereof.
(g)    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as now in effect or hereafter amended and applicable to the Chapter 11 Case.
(h)    “Business Day” means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.
(i)    “Cash” means legal tender of the United States or equivalents thereof.
(j)    “Chapter 11 Case” means the voluntary case commenced under Chapter 11 of the Bankruptcy Code by the Debtor in the Bankruptcy Court.
(k)    “Claim” means a claim as such term is defined in Bankruptcy Code Section 101(5) against the Debtor, whether arising before or after the Petition Date and specifically including an Administrative Claim.
(l)    “Claims Agent” means Logan & Company, Inc.
(m)    “Claim Objection Deadline” means the last day for filing objections to Claims in the Bankruptcy Court, which shall be the latest of (i) sixty (60) days after the Effective Date, (ii) sixty (60) days after the applicable Proof of Claim or Request for Payment is filed (except as otherwise provided in Section 10.1 of the Plan), and (iii) such other later date as is established by order of the Bankruptcy Court upon motion of the Reorganized Debtor, without notice to any party. For the avoidance of doubt, in no event shall any Claim be deemed to be an Allowed Claim solely as a result of the passage of the Claim Objection Deadline without the filing of an objection by the Debtor or the Reorganized Debtor.
(n)    “Class” means a category of holders of Claims or Interests, as described in Article II of the Plan.
(o)    “Common Stock Interests/Claims” means (i) any Interests in the Debtor that are based upon or arise from USEC Common Stock and (ii) any Claims against the Debtor that are based upon or arise from USEC Common Stock and are subordinated pursuant to Bankruptcy Code Section 510(b); provided, however, that a Claim arising from Indemnification Obligations that is assumed under Section 6.5 of the Plan shall not be considered a Common Stock Interest/Claim. The term specifically excludes Unexercised Common Stock Rights.

(p)    “Confirmation” means confirmation of the Plan by the Bankruptcy Court pursuant to Bankruptcy Code Section 1129.
(q)    “Confirmation Date” means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.
(r)    “Confirmation Hearing” means the hearing to consider Confirmation of the Plan under Bankruptcy Code Section 1128.
(s)    “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code Section 1129.
(t)    “Consenting Noteholders” means the Noteholders who have executed the Noteholder Plan Support Agreement or have executed a joinder thereto.
(u)    “Consenting Noteholder Advisors” means (i) Akin Gump Strauss Hauer & Feld LLP, co-counsel to the Consenting Noteholders, (ii) Pepper Hamilton, LLP, Delaware counsel to the Consenting Noteholders and (iii) Houlihan Lokey, Inc., financial advisor to the Consenting Noteholders.
(v)    “Cure” means, in connection with the assumption of an executory contract or unexpired lease, pursuant to and only to the extent required by Bankruptcy Code Section 365(b), (i) the distribution within a reasonable period of time following Effective Date of Cash or such other property (A) as required under the terms of the applicable executory contract or lease, (B) other than as required under the terms of the applicable executory contract or lease, as may be agreed upon by the counterparties and the Debtor (with the consent of the Majority Consenting Noteholders), or (C) as may be ordered by the Bankruptcy Court or determined in such manner as the Bankruptcy Court may specify; and/or (ii) the taking of such other actions (A) as required under the terms of the applicable executory contract or lease, (B) other than as required under the terms of the applicable executory contract or lease, as may be agreed upon by the counterparties and the Debtor (with the consent of the Majority Consenting Noteholders), or (C) as may be ordered by the Bankruptcy Court or determined in such manner as the Bankruptcy Court may specify.
(w)    “Debtor” means USEC Inc., including in its capacity as a debtor in possession pursuant to Bankruptcy Code Sections 1107 and 1108.
(x)     “DIP Facility” means the $50 million postpetition debtor in possession credit facility provided to the Debtor by Enrichment Corp subject to approval by the Bankruptcy Court.
(y)    “DIP Facility Claim” means the Claim existing under the DIP Facility.
(z)    “DIP Facility Lender” means Enrichment Corp as the lender under the DIP Facility.
(aa)    “Disbursing Agent” means the Reorganized Debtor and/or any other Person(s) designated by (i) the Debtor (with consent of the Majority Consenting Noteholders) on or before the Effective Date or (ii) the Reorganized Debtor in its sole discretion after the Effective Date to serve as a disbursing agent under the Plan, subject to the provisions of Section 7.3 of the Plan.
(bb)    “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented, or otherwise modified from time to time with the consent of the Majority Consenting Noteholders, and that is prepared, approved and distributed in accordance with Bankruptcy Code Section 1125 and Bankruptcy Rule 3018.
(cc)    “Disputed” means (i) when used with respect to a Claim, whether a Filed Claim or an Unfiled Claim, (x) a Claim as to which (A) the Debtor or the Reorganized Debtor, as applicable, disputes its liability in any manner that would have been available to it had the Chapter 11 Case not been commenced (including, without limitation, by declining to pay the Claim), and (B) the liability of the Debtor has not been settled by the Debtor (with the consent of the Majority Consenting Noteholders) or by the Reorganized Debtor, or has not been determined, resolved, or adjudicated by final order of a court of competent jurisdiction, (y) as an alternative to the foregoing, a Claim as to which the Debtor or the Reorganized Debtor, as applicable, has elected to file an objection in the Bankruptcy Court by the applicable Claim Objection Deadline and such objection has not been settled or withdrawn by the Debtor (with the consent of the Majority Consenting Noteholders) or by the Reorganized Debtor, or has not been determined, resolved, or adjudicated by Final Order; or (z) that has been expressly disputed in the Plan; or (ii) when used with respect to an Interest, an Interest that is in a name, kind and amount different than as set forth in the records of (x) the Debtor in the case of the USEC Preferred Stock or (y) the stock transfer agent in the case of the USEC Common Stock.

(dd)    “Distribution Date” means, subject to the provisions of Section 7.1 of the Plan, (i) for any Claim that (x) is an Allowed Claim on the Effective Date, (A) for any portion that was due prior to or on the Effective Date, the Effective Date or (B) for any portion that is due after the Effective Date, at such time as such portion becomes due in the ordinary course of business and/or in accordance with its terms; or (y) is not an Allowed Claim on the Effective Date, the later of (A) the date on which the Debtor becomes legally obligated to pay such Claim and (B) the date on which the Claim becomes an Allowed Claim; and (ii) for any Interest that (x) is an Allowed Interest on the Effective Date, the Effective Date or (y) is not an Allowed Interest on the Effective Date, the date on which such Interest becomes an Allowed Interest; provided, however, that in each case a later date may be established by order of the Bankruptcy Court upon motion of the Debtor, the Reorganized Debtor, or any other party.
(ee)    “Distribution Record Date” means the record date for determining entitlement to receive distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be (i) for a Claim other than a Noteholder Claim, the Business Day immediately following the Confirmation Date, at 5:00 p.m. prevailing Eastern time on such Business Day and (ii) for any Noteholder Claim or any Interest, the Business Day immediately preceding the Effective Date, at 5:00 p.m. prevailing Eastern time on such Business Day.
(ff)    “Effective Date” means the Business Day upon which all conditions to the consummation of the Plan as set forth in Section 8.2 of the Plan have been satisfied or waived as provided in Section 8.3 of the Plan, and is the date on which the Plan becomes effective.
(gg)    “Employee Programs” means all of the Debtor’s employee-related programs, plans, policies, and agreements, including, without limitation, (i) all health and welfare programs, plans, policies, and agreements, (ii) all pension plans within the meaning of Title IV of the Employee Retirement Income Security Act of 1974, as amended, (iii) all supplemental retirement and deferred compensation programs, plans, policies, and agreements, (iv) all retiree benefit programs, plans, policies, and agreements subject to Bankruptcy Code Sections 1114 and 1129(a)(13), (v) all employment, retention, incentive, bonus, severance, change in control, and other similar programs, plans, policies, and agreements, and (vi) all other employee compensation, benefit, and reimbursement programs, plans, policies, and agreements, but excluding any prepetition equity incentive plans, equity ownership plans, or any equity-based plans of any kind of the Debtor and in all cases subject to the provisions of Section 6.4(b) of the Plan. For the avoidance of doubt, the term “Employee Programs” includes the “Quarterly Incentive Plan.”
(hh)    “Enrichment Corp” means United States Enrichment Corporation, one of the Non-Debtor Subsidiaries, and a co-proponent and participant in the Plan for purposes of Section 5.6 of the Plan.
(ii)    “Estate” means the estate of the Debtor in the Chapter 11 Case, created pursuant to Bankruptcy Code Section 541.
(jj)    “Exit Facility” means a loan being provided to the Debtor by Enrichment Corp which will be secured by a lien on substantially all of the assets of the Reorganized Debtor and will be memorialized by a credit agreement (and any related documents, agreements, and instruments) to be entered into by the Reorganized Debtor as of the Effective Date as a condition to consummation of the Plan, substantially in the form included in the Plan Supplement, to provide funds necessary to make payments required under the Plan, as well as funds for working capital and other general corporate purposes of the Debtor and the Non-Debtor Subsidiaries after the Effective Date.
(kk)    “Filed Claim” means a Claim evidenced by a Proof of Claim or Request for Payment, as applicable, regardless of whether a bar date has been established pursuant to a Final Order or pursuant to the Plan.
(ll)    “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, or the docket of any such other court, the operation or effect of which has not been stayed, reversed, or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or seek review or rehearing or leave to appeal has expired and as to which no appeal, petition for certiorari or petition for review or rehearing was filed or, if filed, remains pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing by all Persons possessing such right, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which reargument or rehearing was sought or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order shall not cause such order not to be a Final Order.

(mm)    “General Unsecured Claim” means a Claim that is not an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Secured Claim, an Intercompany Claim, a Noteholder Claim, or any Claim that constitutes a Preferred Stock Interest/Claim or a Common Stock Interest/Claim. This definition specifically includes, without limitation, Rejection Damages Claims, if any.
(nn)    “Impaired” means, with respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of Bankruptcy Code Section 1124.
(oo)    “Indemnification Obligation” means any obligation of the Debtor to indemnify, reimburse, or provide contribution pursuant to by-laws, articles or certificates of incorporation, contracts, or otherwise, to the fullest extent permitted by applicable law.
(pp)    “Indenture Trustee” means CSC Trust Company of Delaware or its successor, in any case in its capacity as an indenture trustee for the Old Notes
(qq)    “Indenture Trustee’s Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled, pursuant to the Old Indenture, against distributions to be made to Noteholders for payment of any Indenture Trustee Expenses.
(rr)    “Indenture Trustee Expenses” means those unpaid fees, out-of-pocket costs and expenses incurred by the Indenture Trustee through the Effective Date that are payable under the terms of the Old Indenture.
(ss)    “Intercompany Claim” means any unsecured Claim arising prior to the Petition Date against the Debtor by any of the Non-Debtor Subsidiaries. For the avoidance of doubt, any Claim arising prior to the Petition Date against the Debtor by any of the Non-Debtor Subsidiaries that is secured by a Lien on property in which the Estate has an interest is a Secured Claim.
(tt)    “Interest” means the legal, equitable, contractual, or other rights of any Person (i) with respect to USEC Common Stock or USEC Preferred Stock, or (ii) to acquire or receive any of such Interests.
(uu)    “Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation
(vv)    “Limited Subsidiary Guaranty” means that certain guarantee of the New Notes to be provided by Enrichment Corp, one of the Non-Debtor Subsidiaries, substantially in the form set forth in the New Indenture, which guarantee shall be (i) subordinated, limited, and conditional to the extent provided therein and (ii) secured to the extent provided in the Subsidiary Security Agreement.
(ww)    “Litigation Rights” means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person, which are to be retained by the Reorganized Debtor pursuant to Section 5.12 of the Plan, including, without limitation, claims or causes of action arising under or pursuant to Chapter 5 of the Bankruptcy Code.
(xx)    “Majority Consenting Noteholders” means Consenting Noteholders holding a majority in principal amount of the Old Notes held by the Consenting Noteholders.
(yy)    “Majority New Notes” means New Notes to be issued under the Plan in the aggregate principal amount of $200 million.
(zz)    “Minority New Notes” means New Notes to be issued under the Plan in the aggregate principal amount of $40.38 million.
(aaa)    “New Board” means the Board of Directors of the Reorganized Debtor.
(bbb)    “New Common Stock” means the new common shares of the Reorganized Debtor, including Class A and Class B as described in the New USEC Charter, to be authorized and/or issued under Section 5.7 of the Plan, with the rights of the holders thereof to be as provided for in the New USEC Governing Documents. The term includes New Noteholder Common Stock, New Preferred Stockholder Common Stock and New Minority Common Stock.
(ccc)    “New Indenture” means the indenture, substantially in the form included in the Plan Supplement, under which the Reorganized Debtor will issue the New Notes.

(ddd)     “New Management Incentive Plan” means the management incentive plan (inclusive of equity grants and other incentive awards, severance protection and certain retirement program changes), to be evidenced by documents substantially in the forms included in the Plan Supplement, to be implemented on the Effective Date pursuant to Section 5.8 of the Plan.
(eee)    “New Minority Common Stock” means five percent (5%) of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Minority Common Stock shall be issued in the form of Class A as described in the New USEC Charter.
(fff)    “New Noteholder Common Stock” means 79.04% of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Noteholder Common Stock shall be issued in the form of Class A as described in the New USEC Charter.
(ggg)     “New Notes” means new notes in the aggregate principal amount of $240.38 million, to be issued by the Reorganized Debtor under, and having the terms set forth in, the New Indenture, which new notes shall have the benefit of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement. The term includes Majority New Notes and Minority New Notes.
(hhh)    “New Preferred Stockholder Common Stock” means 15.96% of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Preferred Stockholder Common Stock shall be issued in the form of Class B as described in the New USEC Charter.
(iii)    “New Securities” means, collectively, the New Common Stock and the New Notes.
(jjj)    “New USEC By-laws” means the by-laws of the Reorganized Debtor substantially in the form included in the Plan Supplement.
(kkk)    “New USEC Charter” means the certificate of incorporation of the Reorganized Debtor substantially in the form included in the Plan Supplement, which shall include the terms of two classes of New Common Stock, Class A and Class B.
(lll)    “New USEC Governing Documents” means the New USEC Charter and the New USEC By-laws.
(mmm)    “Non-Debtor Subsidiaries” means the Debtor’s direct and indirect subsidiaries, consisting of Enrichment Corp, American Centrifuge Holdings, LLC, American Centrifuge Technology, LLC, American Centrifuge Operating, LLC, American Centrifuge Enrichment, LLC, American Centrifuge Manufacturing, LLC, and American Centrifuge Demonstration, LLC.
(nnn)    “Noteholder” means any holder of an Old Note.
(ooo)    “Noteholder Claim” means any Claim arising or existing under or related to the Old Notes, other than any Indenture Trustee Expenses.
(ppp)    “Noteholder Plan Support Agreement” means that certain agreement dated as of December 13, 2013 between the Debtor and the Consenting Noteholders pursuant to which, among other things, and subject to certain terms and conditions including approval of the Disclosure Statement, the Consenting Noteholders agreed to support the Plan.
(qqq)    “Old Indenture” means that certain indenture dated as of September 28, 2007, by and among USEC, as issuer and Wells Fargo Bank, N.A., as trustee, which indenture governs all obligations arising under or in connection with the Old Notes.
(rrr)    “Old Notes” means the 3.0% convertible senior notes due 2014, which were issued by USEC under the Old Indenture.
(sss)    “Old Securities” mean, collectively, the Old Notes, the USEC Preferred Stock, the USEC Common Stock and the Unexercised Common Stock Rights.
(ttt)    “Other Priority Claim” means a Claim against the Debtor entitled to priority pursuant to Bankruptcy Code Section 507(a), other than a Priority Tax Claim or an Administrative Claim.
(uuu)    “Person” means any person, individual, firm, partnership, corporation, trust, association, company, limited liability company, joint stock company, joint venture, governmental unit, or other entity or enterprise.

(vvv)    “Petition Date” means March 5, 2014, the date on which the Debtor filed its petition for relief commencing the case that is being administered as the Chapter 11 Case.
(www)    “Plan” means this plan of reorganization under Chapter 11 of the Bankruptcy Code and all implementing documents contained in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time with the consent of the Majority Consenting Noteholders.
(xxx)    “Plan Supplement” means the supplement to the Plan, which may be filed in parts pursuant to Section 5.15 of the Plan, containing, without limitation, (i) the announcement of any change in the name of the Reorganized Debtor, (ii) identification of the members of the New Board as designated by the Consenting Noteholders and reasonably acceptable to the Debtor, and (iii) the Exit Facility, the New USEC Governing Documents, the New Indenture (including the Limited Subsidiary Guaranty), the Subsidiary Security Agreement, the New Management Incentive Plan, and the Supplementary Strategic Relationship Agreement, all of which documents set forth in (iii) hereof shall be mutually acceptable to the Majority Consenting Noteholders and the Debtor, and with respect to any of such documents that effect the rights of the Preferred Stockholders, shall be mutually acceptable to the Majority Consenting Noteholders, the Preferred Stockholders and the Debtor.
(yyy)    “Plan Support Agreements” mean, collectively, the Noteholder Plan Support Agreement, the Toshiba Plan Support Agreement and the B&W Plan Support Agreement.
(zzz)    “Preferred Stockholders” means the holders of the USEC Preferred Stock, which consist exclusively of Toshiba and B&W.
(aaaa)    “Preferred Stockholder Advisors” means (i) Morrison & Foerster LLP, counsel to Toshiba, (ii) Delaware counsel to Toshiba, (iii) GLC Advisors & Co., financial advisor to Toshiba, (iv) Baker Botts L.L.P., counsel to B&W, (v) Delaware counsel to B&W, and (vi) E&A Advisors, LLC, financial advisor to B&W.
(bbbb)    “Preferred Stock Interests/Claims” means, collectively, (i) any Interests that are based upon or arise from USEC Preferred Stock and (ii) any Claims that are based upon or arise from USEC Preferred Stock and are subordinated pursuant to Bankruptcy Code Section 510(b).
(cccc)    “Priority Tax Claim” means a Claim that is entitled to priority pursuant to Bankruptcy Code Section 507(a)(8).
(dddd)    “Professional” means any professional retained in the Chapter 11 Case by order of the Bankruptcy Court, excluding any of the Debtor’s ordinary course professionals.
(eeee)    “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date, subject to any limitations imposed by order of the Bankruptcy Court.
(ffff)    “Pro Rata” means, at any time, the proportion that the amount of a Claim or Interest in a particular Class or Classes (or portions thereof, as applicable) bears to the aggregate amount of all Claims or Interests (including Disputed Claims or Interests), as applicable, in such Class or Classes, unless the Plan provides otherwise.
(gggg)    “Proof of Claim” means a Proof of Claim filed with the Bankruptcy Court or the Claims Agent in connection with the Chapter 11 Case.
(hhhh)    “Proof of Interest” means a Proof of Interest filed with the Bankruptcy Court or the Claims Agent in connection with the Chapter 11 Case.
(iiii)    “Reinstated” means (i) leaving unaltered the legal, equitable, and contractual rights to which the holder of a Claim or Interest is entitled so as to leave such Claim unimpaired in accordance with Bankruptcy Code Section 1124; or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (v) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code Section 365(b)(2), or of a kind that Section 365(b)(2) does not require to be cured, (w) reinstating the maturity of such Claim or Interest as such maturity existed before such default, (x) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, (y) if such Claim or Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to Bankruptcy Code Section 365(b)(1)(A), compensating the holder of such Claim or Interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure, and (z) not otherwise altering the legal, equitable, or contractual rights to which the holder of such Claim or Interest is entitled; provided, however, that any Claim that is Reinstated under the Plan shall be subject to all limitations set forth in the Bankruptcy Code, including, in particular, Sections 502 and 510.
(jjjj)    “Rejection Damages Claim” means a Claim arising from the Debtor’s rejection of a contract or lease, which Claim shall be limited in amount by any applicable provision of the Bankruptcy Code, including, without limitation, Bankruptcy Code Section 502, subsection 502(b)(6) thereof with respect a Claim of a lessor for damages resulting from the rejection of a lease of real property, subsection 502(b)(7) thereof with respect to a Claim of an employee for damages resulting from the rejection of an employment contract, or any other subsection thereof.
(kkkk)    “Reorganized Debtor” means the reorganized Debtor or its successor on or after the Effective Date.
(llll)    “Request for Payment” means a request for payment of an Administrative Claim filed with the Bankruptcy Court in connection with the Chapter 11 Case.
(mmmm)    “Secured Claim” means a Claim (i) that is secured by a Lien on property in which the Estate has an interest, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, or a Claim that is subject to a valid right of setoff; (ii) to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to a valid right of setoff, as applicable; and (iii) the amount of which (A) is undisputed by the Debtor or (B) if disputed by the Debtor, such dispute is settled by written agreement between the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor and the holder of such Claim or determined, resolved, or adjudicated by final, nonappealable order of a court or other tribunal of competent jurisdiction.
(nnnn)    “Subsidiary Security Agreement” means the security agreement to be entered into by Enrichment Corp, one of the Non-Debtor Subsidiaries, to secure the Limited Subsidiary Guaranty, which shall be substantially in the form included in the Plan Supplement.
(oooo)    “Substantial Contribution Claim” means a claim for compensation or reimbursement of costs and expenses relating to services rendered in making a substantial contribution in the Chapter 11 Case pursuant to Bankruptcy Code Sections 503(b)(3), (4), or (5).
(pppp)    “Supplementary Strategic Relationship Agreement” means the new agreement to be entered into by and among the Reorganized Debtor, B&W and Toshiba, as a supplement to the continuing Strategic Relationship Agreement dated as of May 25, 2010, to govern certain business and strategic relationships of the parties after the Effective Date, which shall be substantially in the form included in the Plan Supplement.
(qqqq)     “Toshiba” means Toshiba America Nuclear Energy Corporation.
(rrrr)    “Toshiba Plan Support Agreement” means that certain agreement dated as of March 4, 2014 between the Debtor and Toshiba pursuant to which, among other things, and subject to certain terms and conditions including approval of the Disclosure Statement, Toshiba agreed to support the Plan.
(ssss)    “Unexercised Common Stock Rights” means, collectively, any stock options or other right to purchase any USEC Common Stock, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any such USEC Common Stock that have not been exercised prior to the Effective Date. The term specifically excludes Common Stock Interests/Claims.
(tttt)    “Unfiled Claim” means a Claim as to which no Proof of Claim or Request for Payment has been filed.
(uuuu)    “Unimpaired” means, with respect to any Claim, that such Claim is not impaired within the meaning of Bankruptcy Code Section 1124.
(vvvv)    “USEC” means USEC Inc., a Delaware corporation, which is the Debtor in the Chapter 11 Case.
(wwww)    “USEC Common Stock” means, collectively, any common equity in USEC outstanding prior to the Effective Date, including, without limitation, any stock option or other right to purchase the common stock of USEC, together with any warrant, conversion right, restricted stock unit, right of first refusal, subscription, commitment, agreement, or other right to acquire or receive any such common stock in USEC that have been fully exercised prior to the Effective Date.
(xxxx)    “USEC Preferred Stock” means, collectively, any preferred equity in USEC outstanding prior to the Effective Date, including, without limitation, any stock options or other right to purchase the preferred stock of USEC, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any preferred stock or other preferred equity ownership interests in USEC prior to the Effective Date.
ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS
2.1    Introduction
A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.
2.2    Unclassified Claims
In accordance with Bankruptcy Code Section 1123(a)(1), Administrative Claims, DIP Facility Claims, and Priority Tax Claims have not been classified.
2.3    Unimpaired Classes of Claims
The following Classes contain Claims that are not Impaired by the Plan, are deemed to accept the Plan, and are not entitled to vote on the Plan.
Class 1: Other Priority Claims
Class 1 consists of all Other Priority Claims.
Class 2: Secured Claims
Class 2 consists of all Secured Claims.
Class 3: General Unsecured Claims
Class 3 consists of all General Unsecured Claims.
Class 4: Intercompany Claims
Class 4 consists of all Intercompany Claims.
2.4    Impaired Voting Classes of Claims and Interests
The following Classes contains Claims and Interests that are Impaired by the Plan and are entitled to vote on the Plan.
Class 5: Noteholder Claims
Class 5 consists of all Noteholder Claims.
Class 6: Preferred Stock Interests/Claims
Class 6 consists of all Preferred Stock Interests/Claims
2.5    Impaired Non-Voting Classes of Claims and Interests

The following Classes contain Claims and Interests that are Impaired by the Plan, are deemed to reject the Plan, and are not entitled to vote on the Plan.
Class 7: Common Stock Interests/Claims
Class 7 consists of any Common Stock Interests/Claims.
Class 8: Unexercised Common Stock Rights
Class 8 consists of all Unexercised Common Stock Rights.

ARTICLE III
TREATMENT OF CLAIMS AND INTERESTS
3.1    Unclassified Claims
(a)    Administrative Claims
With respect to each Allowed Administrative Claim, except as otherwise provided for in Section 10.1 of the Plan, on the applicable Distribution Date, the holder of each such Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.
(b)    DIP Facility Claim
The DIP Facility Claim shall be deemed Allowed in its entirety for all purposes of the Plan and the Chapter 11 Case. The holder of the Allowed DIP Facility Claim shall receive, on the later of the Distribution Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between such holder and the Debtor or the Reorganized Debtor, as applicable, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim (i) payment of such Allowed DIP Facility Claim in Cash or (ii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
(c)    Priority Tax Claims
Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, as shall have been determined by the Debtor or by the Reorganized Debtor, either (i) on the applicable Distribution Date, Cash equal to the due and unpaid portion of such Allowed Priority Tax Claim, (ii) treatment in a manner consistent with Bankruptcy Code Section 1129(a)(9)(C), or (iii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
3.2    Unimpaired Classes of Claims
(a)    Class 1: Other Priority Claims
On the applicable Distribution Date, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, either (i) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (ii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
(b)    Class 2: Secured Claims

As to all Allowed Secured Claims, on the Effective Date, the legal, equitable, and contractual rights of each holder of such an Allowed Secured Claim shall be Reinstated. On the applicable Distribution Date, each holder of such an Allowed Secured Claim shall receive, in full satisfaction, settlement of and in exchange for, such Allowed Secured Claim, such payment on such terms as would otherwise apply to such Claim had the Chapter 11 Case not been filed, consistent with the relevant underlying documents, if any.
Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all prepetition Liens on property of the Debtor held with respect to an Allowed Secured Claim shall survive the Effective Date and continue in accordance with the contractual terms or statutory provisions governing such Allowed Secured Claim until such Allowed Secured Claim is satisfied, at which time such Liens shall be released, shall be deemed null and void, and shall be unenforceable for all purposes. Nothing in the Plan shall preclude the Debtor or the Reorganized Debtor from challenging the validity of any alleged Lien on any asset of the Debtor or the value of the property that secures any alleged Lien.
(c)    Class 3: General Unsecured Claims
On the applicable Distribution Date, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, either (i) Cash equal to the unpaid portion of such Allowed General Unsecured Claim or (ii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
(d)    Class 4: Intercompany Claims
With respect to each Allowed Intercompany Claim, (i) the legal, equitable and contractual rights of the holder of the Intercompany Claim shall be Reinstated as of the Effective Date or (ii) by agreement between the holder and the Debtor (with the consent of the Majority Consenting Noteholders), may be adjusted, continued, expunged, or capitalized, either directly or indirectly or in whole or in part, as of the Effective Date.
3.3    Impaired Voting Classes of Claims and Interests
(a)    Class 5: Noteholder Claims
The Noteholder Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case in an amount not less than $530,000,000 as of the Petition Date, plus all applicable accrued and unpaid interest, fees, expenses and other amounts due under the Old Indenture, which Allowed Noteholder Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity. Each holder of an Allowed Noteholder Claim shall receive, on the Distribution Date, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Noteholder Claim, its Pro Rata share of (i) the New Noteholder Common Stock, (ii) Cash equal to the amount of the interest accrued at the non-default rate on the Old Notes from the date of the last interest payment made by the Debtor before the Petition Date to the Effective Date and (iii) the Majority New Notes.
(b)    Class 6: Preferred Stock Interests/Claims
The USEC Preferred Stock Interests/Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case, and such Allowed USEC Preferred Stock Interests/Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity. Each holder of an Allowed USEC Preferred Stock Interest/Claim shall receive, on the Distribution Date, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed USEC Preferred Stock Interests/Claims, its Pro Rata share of (i) the New Preferred Stockholder Common Stock and (ii) the Minority New Notes; and shall have the benefits and obligations agreed to in the Supplementary Strategic Relationship Agreement.
3.4    Impaired Nonvoting Classes of Claims and Interests
(a)    Class 7: Common Stock Interests/Claims
All securities or other documents evidencing USEC Common Stock shall be cancelled as of the Effective Date.

If Class 5 and Class 6 vote to accept the Plan, the holders of any such Allowed Common Stock Interests/Claims shall be entitled to receive on the applicable Distribution Date, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Interest or Claim, their Pro Rata share of the New Minority Common Stock.
If Class 5 or Class 6 votes to reject the Plan, the holders of Common Stock Interests/Claims shall not receive or retain any property under the Plan on account of such Interests or Claims.
(b)    Class 8: Unexercised Common Stock Rights
All Unexercised Common Stock Rights shall be cancelled as of the Effective Date. No holder of Unexercised Common Stock Rights shall receive or retain any property under the Plan on account of such Unexercised Common Stock Rights.
3.5    Reservation of Rights Regarding Claims and Interests
Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtor’s or the Reorganized Debtor’s rights and defenses, both legal and equitable, with respect to any Claims or Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

ARTICLE IV
ACCEPTANCE OR REJECTION OF THE PLAN
4.1    Impaired Classes Entitled to Vote
Holders of Claims in the Impaired Class of Noteholder Claims and holders of Interests/Claims in the Impaired Class of Preferred Stock Interests/Claims are each entitled to vote as a Class to accept or reject the Plan. Accordingly, the votes of holders of Claims in Class 5 and Interests/Claims in Class 6 shall be solicited with respect to the Plan.
4.2    Acceptance by an Impaired Class
In accordance with Bankruptcy Code Section 1126(c), and except as provided in Bankruptcy Code Section 1126(e), the Impaired Class of Noteholder Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. In accordance with Bankruptcy Code Section 1126(d), and except as provided in Bankruptcy Code Section 1126(e), the Impaired Class of Preferred Stock Interests/Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount of the Allowed Interests of such Class that have timely and properly voted to accept or reject the Plan.
4.3    Presumed Acceptances by Unimpaired Classes
Claims in Classes 1, 2, 3, and 4 are Unimpaired under the Plan. Under Bankruptcy Code Section 1126(f), holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of such Unimpaired Claim and Interest holders shall not be solicited.
4.4    Classes Deemed to Reject Plan
Holders of Allowed Common Stock Interests/Claims in Class 7, although receiving a distribution under the Plan if Classes 5 and 6 vote to accept the Plan, are deemed to have rejected the Plan, and the votes of such holders shall not be solicited. Holders of Allowed Interests in Class 8 are not entitled to receive or retain any property under the Plan, are deemed to have rejected the Plan, and the votes of such holders shall not be solicited.
4.5    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
In view of the deemed rejection of the Plan by Classes 7 and 8, the Debtor requests Confirmation of the Plan, as it may be modified from time to time with the consent of the Majority Consenting Noteholders, under Bankruptcy Code Section 1129(b).

The Debtor reserves the right to alter, amend, or modify the Plan, or any document included in the Plan Supplement, with the consent of the Majority Consenting Noteholders and in accordance with the provisions of the Plan, including, without limitation, Section 10.12, as necessary to satisfy the requirements of Bankruptcy Code Section 1129(b).

ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN
5.1    Continued Corporate Existence
The Reorganized Debtor shall continue to exist as of and after the Effective Date as a legal entity, in accordance with the applicable laws of the State of Delaware and pursuant to the New USEC Governing Documents. The Reorganized Debtor reserves the right to change its name, with any such name change to be mutually acceptable to the Debtor and the Majority Consenting Noteholders, to be announced in the Plan Supplement and to be effective upon the Effective Date.
5.2    Certificate of Incorporation and By-laws
The certificate of incorporation and by-laws of the Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Bankruptcy Code Section 1123(a)(6), a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Bankruptcy Code Section 1123(a)(6) and limited as necessary to facilitate compliance with applicable non-bankruptcy federal laws governing foreign ownership of the Debtor. The certificate of incorporation and by-laws of the Debtor, as amended, shall constitute the New USEC Governing Documents. The New USEC Governing Documents shall be in substantially the forms of such documents included in the Plan Supplement and shall be in full force and effect as of the Effective Date.
5.3    Funding
(a)    The Reorganized Debtor shall be authorized to (i) enter into the Exit Facility, (ii) grant any liens and security interests and incur the indebtedness as required under the Exit Facility, and (iii) issue, execute and deliver all documents, instruments and agreements necessary or appropriate to implement and effectuate all obligations under the Exit Facility, with each of the foregoing being acceptable to the Majority Consenting Noteholders, and to take all other actions necessary to implement and effectuate borrowings under the Exit Facility. On the Effective Date, the Exit Facility, together with new promissory notes, if any, evidencing obligations of the Reorganized Debtor thereunder, and all other documents, instruments, and agreements to be entered into, delivered, or confirmed thereunder on the Effective Date, shall become effective. The new promissory notes issued pursuant to the Exit Facility and all obligations under the Exit Facility and related documents shall be paid as set forth in the Exit Facility and related documents
(b)    The Debtor and the Reorganized Debtor, as applicable, shall be authorized to (i) engage in intercompany transactions to transfer Cash for distribution pursuant to the Plan, (ii) continue to engage in intercompany transactions (subject to any applicable contractual limitations, including any in the Exit Facility), including, without limitation, transactions relating to the incurrence of intercompany indebtedness, and (iii) grant any liens and security interests to any subsidiary as may be necessary to procure intercompany funding from such subsidiary consistent with the Exit Facility, if applicable.
5.4    Cancellation of Old Securities and Agreements
(a)    On the Effective Date, except as otherwise provided for herein, the Old Securities shall be deemed extinguished, cancelled and of no further force or effect. The Old Notes and any securities instruments evidencing the USEC Preferred Stock, the USEC Common Stock and the Unexercised Common Stock Rights shall be deemed surrendered in accordance with Section 7.6 of the Plan. For the avoidance of doubt, with respect to the USEC Preferred Stock, the Securities Purchase Agreement dated as of May 25, 2010 and the Investor Rights Agreement dated as of September 2, 2010 (and any amendments to the foregoing) shall be cancelled as of the Effective Date, without liability to, or future obligation of, any party; but the Strategic Relationship Agreement dated as of May 25, 2010 shall continue and be assumed under Section 6.1(a) of the Plan.
(b)    The obligations of the Debtor (and the Reorganized Debtor) under any agreements, indentures, or certificates of designations governing the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation with respect to the Old Securities shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any action on the part of the Bankruptcy Court or any Person; provided, however, that the Old Notes and the Old Indenture shall continue in effect solely for the purposes of (i) allowing the holders of the Old Notes to receive the distributions provided for Noteholder Claims hereunder, (ii) allowing the Disbursing Agent to make distributions on account of the Noteholder Claims, and (iii) preserving (x) the rights of the Indenture Trustee with respect to the Indenture Trustee Expenses, including, without limitation, any indemnification rights provided by the Old Indenture and (y) the Indenture Trustee’s Charging Lien.
(c)    Subsequent to the performance by the Indenture Trustee or its agents of any duties that are required under the Plan, the Confirmation Order and/or under the terms of the Old Indenture, the Indenture Trustee and its agents (i) shall be relieved of, and released from, all obligations associated with the Old Notes arising under the Old Indenture or under other applicable agreements or law and (ii) shall be deemed to be discharged.
5.5    Authorization and Issuance of the New Notes
(a)    On the Effective Date, Reorganized USEC shall authorize the issuance of the New Notes in the aggregate principal amount of $240.38 million. The New Notes shall be governed by the New Indenture and shall have the benefit of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement. The Debtor or the Reorganized Debtor, as applicable, shall use commercially reasonable efforts to cause the New Notes to be represented by one or more global notes and to be issued in book-entry form through the facilities of The Depository Trust Company.
(b)    The issuance and distribution of the New Notes pursuant to the Plan to holders of Allowed Noteholder Claims and Allowed Preferred Stock Interests/Claims shall be authorized under Bankruptcy Code Section 1145 as of the Effective Date without further act or action by any Person, except as may be required by the New Indenture or applicable law, regulation, order, or rule, including, without limitation, the Trust Indenture Act of 1939, as amended; and all documents evidencing the same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
5.6    Participation in Plan by Enrichment Corp; Authorization and Issuance of the Limited Subsidiary Guaranty
(a)    Enrichment Corp has agreed to be a co-proponent and participant in the Plan for purposes of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement and consents to the jurisdiction of the Bankruptcy Court for the purpose of enforcing its agreement to execute, deliver and perform under the Limited Subsidiary Guaranty and the Subsidiary Security Agreement. Enrichment Corp shall have no other obligations under the Plan.
(b)    As a co-proponent of the Plan, Enrichment Corp shall be deemed to be, and the Confirmation Order shall find that Enrichment Corp is, an affiliate of the Debtor participating in a joint plan with the Debtor for purposes of Bankruptcy Code Section 1145. Accordingly, the issuance by Enrichment Corp of the Limited Subsidiary Guaranty pursuant to the Plan to the holders of Allowed Noteholder Claims and Allowed Preferred Stock Interests/Claims shall be authorized under Bankruptcy Code Section 1145 as of the Effective Date without further act or action by any Person, except as may be required by applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
5.7    Authorization and Issuance of the New Common Stock
(a)    On the Effective Date, the Reorganized Debtor shall have authorized capital as set forth in the New USEC Charter and from such authorized capital shall issue or reserve for issuance under the Plan 10,000,000 shares of New Common Stock, consisting of (ii) 7,113,600 shares of New Common Stock, Class A to be issued as the New Noteholder Common Stock for distribution to holders of Allowed Noteholder Claims; (iii) 1,436,400 shares of New Common Stock, Class B to be issued as the New Preferred Stockholder Common Stock for distribution to holders of Allowed Preferred Stock Interests/Claims; (iv) 450,000 shares of New Common Stock, Class A to be issued as the New Minority Common Stock for distribution to holders of Allowed Common Stock Interests/Claims; and (v) 1,000,000 shares of New Common Stock to be issued or reserved for issuance on account of stock options, stock appreciation rights, restricted stock, restricted stock units, and/or other forms of equity-based awards granted under the New Management Incentive Plan (excluding shares of New Common Stock that may be issuable as a result of the antidilution provisions).
(b)    The New Common Stock issued under the Plan shall be subject to dilution based upon (i) such shares of the New Common Stock as may be issued from the stock reserved under clause (a)(v) above pursuant to the New Management Incentive Plan as set forth in Section 5.8 of the Plan and (ii) any other shares of New Common Stock issued post-emergence in accordance with the provisions of the New USEC Governing Documents.

(c)    The issuance and distribution of the New Common Stock pursuant to the Plan to holders of Allowed Noteholder Claims, Allowed Preferred Stock Interests/Claims, and Allowed Common Stock Interests/Claims shall be authorized under Bankruptcy Code Section 1145 as of the Effective Date without further act or action by any Person, except as may be required by the New USEC Governing Documents or applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
(d)    The rights of the holders of New Common Stock shall be as provided for in the New USEC Governing Documents.
(e)    As promptly as possible after the Effective Date, the Reorganized Debtor will file, and use reasonable best efforts to have declared effective as promptly as practicable, a “resale shelf” registration statement on the applicable form with the United States Securities and Exchange Commission to register the resale of New Noteholder Common Stock or New Preferred Stockholder Common Stock by any holder who may be deemed an “underwriter” pursuant to Bankruptcy Code Section 1145(b)(1).
(f)    The Reorganized Debtor shall be a public company, shall have registered the New Common Stock under the Securities Exchange Act of 1934, and shall make periodic filings as required by the Securities Exchange Act of 1934.
5.8    New Management Incentive Plan; Further Participation in Incentive Plans
(a)    In accordance with the New Management Incentive Plan, on the Effective Date, the Reorganized Debtor shall be authorized and directed to establish and implement the New Management Incentive Plan.
(b)    Under the equity component of the New Management Incentive Plan, 1,000,000 shares of New Common Stock, Class A, shall be issued or reserved for issuance with respect to awards of stock options, stock appreciation rights, restricted stock, restricted stock units, and/or other forms of equity-based awards granted to employees, officers, directors or other individuals providing bona fide services to or for the Reorganized Debtor or its affiliates, as set forth in the New Management Incentive Plan.
(c)    As of the Effective Date, pursuant to the Confirmation Order and Section 303 of the Delaware General Corporation Law, the New Management Incentive Plan shall be deemed adopted by the unanimous action of the New Board and approved by the unanimous action of the stockholders of the Reorganized Debtor (including, without limitation, for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder). The foregoing sentence shall not be deemed to limit the application of Section 303 of the Delaware General Corporation Law to any other corporate action taken pursuant to the Plan.
(d)    After the Effective Date, the New Management Incentive Plan may be amended or modified from time to time by the New Board only to the extent permitted by the terms of the New Management Incentive Plan, and any such permitted amendment or modification shall not require an amendment of the Plan.
(e)    Any pre-existing understandings, either oral or written, between the Debtor and any member of management, any employee, or any other Person as to entitlement to (i) any pre-existing equity or equity-based awards or (ii) participate in any pre-existing equity incentive plan, equity ownership plan or any other equity-based plan (but specifically excluding any Cash payment components of any such equity-based plans) shall be null and void as of the Effective Date and shall not be binding on the Reorganized Debtor on or following the Effective Date.
5.9    Directors and Officers of Reorganized USEC
(a)    Upon the Effective Date, the New Board shall consist of eleven (11) members, each as identified in the Plan Supplement. Thereafter, the New Board shall serve in accordance with the New USEC Governing Documents.
(b)    The officers of USEC shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Debtor until replaced or removed in accordance with the New USEC Governing Documents, subject to applicable law.
5.10    Revesting of Assets
Except as otherwise provided herein, the property of the Debtor’s Estate, together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court. Except as specifically provided in the Plan or the Confirmation Order, as of the Effective Date, all property of the Reorganized Debtor shall be free and clear of all Claims and Interests, and all Liens with respect thereto.
5.11    Indemnification of Debtor’s Directors, Officers, and Employees; Insurance
(a)    Upon the Effective Date, the New USEC Governing Documents shall contain provisions, or the Reorganized Debtor shall enter into indemnification agreements, which, to the fullest extent permitted by applicable law, (i) eliminate the personal liability of the Debtor’s directors, officers, and key employees serving before, on, and after the Petition Date and the Reorganized Debtor’s directors, officers, and key employees serving on and after the Effective Date for monetary damages; and (ii) require the Reorganized Debtor, subject to appropriate procedures, to indemnify those of the Debtor’s directors, officers, and key employees serving prior to, on, or after the Effective Date for all claims and actions, including, without limitation, for pre-Effective Date acts and occurrences.
(b)    The Debtor or the Reorganized Debtor, as the case may be, shall maintain director and officer insurance coverage in the amount of $115 million, and for a tail period of six (6) years, for those Persons covered by any such policies in effect during the pendency of the Chapter 11 Case, continuing after the Effective Date, insuring such Persons in respect of any claims, demands, suits, causes of action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtor (whether occurring before or after the Petition Date). Such policies shall be fully paid and noncancellable. If not purchased by the Debtor before the Effective Date, on or after the Effective Date, the Reorganized Debtor shall purchase director and officer insurance covering the period on or after the Effective Date.
5.12    Preservation of Rights of Action; Resulting Claim Treatment
Except as otherwise provided in the Plan (including with respect to any Litigation Rights that may be released pursuant to Section 10.7(a) of the Plan), the Confirmation Order, or the Plan Supplement, and in accordance with Bankruptcy Code Section 1123(b), on the Effective Date, the Debtor or the Reorganized Debtor shall retain all of the respective Litigation Rights that the Debtor or the Reorganized Debtor may hold against any Person. The Debtor or the Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all such Litigation Rights without approval of the Bankruptcy Court.
5.13    Exemption From Certain Transfer Taxes
Pursuant to Bankruptcy Code Section 1146(a), any transfers from the Debtor to the Reorganized Debtor or any other Person pursuant to, in contemplation of, or in connection with the Plan, including any Liens granted to secure the Exit Facility or the New Notes, including the Limited Subsidiary Guaranty, and the issuance, transfer, or exchange of any debt, equity securities or other interest under or in connection with the Plan, shall not be taxed under any law imposing a stamp tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or government assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Plan, including the documents contained in the Plan Supplement and all documents necessary to evidence and implement any of the transactions and actions described in the Plan or the Plan Supplement.
5.14    Corporate Action; Effectuating Documents
(a)    On the Effective Date, the adoption and filing of the New USEC Governing Documents and all actions contemplated by the Plan shall be authorized and approved in all respects pursuant to the Plan. All matters provided for herein involving the corporate structure of the Debtor or the Reorganized Debtor, and any corporate action required by the Debtor, the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor, and shall be fully authorized pursuant to Section 303 of the Delaware General Corporation Law.
(b)    Any chief executive officer, president, chief financial officer, senior vice president, general counsel or other appropriate officer of the Reorganized Debtor, shall be authorized to execute, deliver, file, or record the documents included in the Plan Supplement and such other contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Any secretary or assistant secretary of the Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

All of the foregoing is authorized without the need for any required approvals, authorizations, or consents except for express consents required under the Plan.
5.15    Plan Supplement
The Plan Supplement may be filed in parts either contemporaneously with the filing of the Plan or from time to time thereafter, but in no event later than one (1) week prior to the deadline established by the Bankruptcy Court for objecting to the Disclosure Statement. After filing, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours. The Plan Supplement is also available for inspection on (a) the website maintained by the Claims and Noticing Agent: http://www.loganandco.com, and (b) the Bankruptcy Court’s website: http://www.deb.uscourts.gov. In addition, holders of Claims or Interests may obtain a copy of any document included in the Plan Supplement upon written request in accordance with Section 10.15 of the Plan.

ARTICLE VI
TREATMENT OF CONTRACTS AND LEASES
6.1    Assumed Contracts and Leases
(a)    Except as otherwise provided in the Plan, the Confirmation Order, or the Plan Supplement, as of the Effective Date, the Debtor shall be deemed to have assumed each executory contract or unexpired lease to which the Debtor is a party as of the Petition Date unless any such contract or lease (i) was previously assumed or rejected upon motion by a Final Order, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of any pending motion, including to assume, to assume on modified terms, to reject or to make any other disposition filed by the Debtor on or before the Confirmation Date, or (iv) is subsequently rejected in accordance with the provisions of Section 6.2(c) of the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court under Bankruptcy Code Section 365(a) approving the contract and lease assumptions described above, as of the Effective Date.
(b)    Each executory contract and unexpired lease that is assumed shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such contract or lease and (ii) all contracts or leases appurtenant to the subject premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.
(c)    To the extent applicable, all executory contracts or unexpired leases of the Debtor assumed pursuant to the Plan shall be deemed modified such that the transactions contemplated by the Plan shall not be a “change in control,” however such term may be defined in the relevant executory contract or unexpired lease, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.
6.2    Payments Related to Assumption of Contracts and Leases; Resolution of Assumption-Related Disputes
(a)    Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under Bankruptcy Code Section 365(b)(1) by Cure. The Debtor shall, at its option, be permitted to resolve any dispute with respect to the amount of Cure either (i) through the Bankruptcy Court, or (ii) in the procedural manner in which a dispute regarding the amounts owed under a particular executory contract and unexpired lease would have been settled, determined, resolved or adjudicated if the Chapter 11 Case had not been commenced.
(b)    If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code Section 365) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following (y) the entry of a Final Order resolving the dispute and approving the assumption if such dispute is adjudicated in the Bankruptcy Court, or (z) as to amounts under the executory contract or unexpired lease, following the final resolution of such matter if the Debtor elected to handle such dispute in the procedural manner in which it would have been settled, determined, resolved or adjudicated if the Chapter 11 Case had not been commenced.

(c)    Notwithstanding any of the foregoing subsections of this Section 6.2, the Debtor shall be authorized to reject any executory contract or unexpired lease to the extent the Debtor, in the exercise of its sound business judgment, concludes that the amount of the Cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such contract or lease unfavorable to the Debtor’s Estate. In the event the Debtor so rejects any previously assumed contract or lease, and such rejection gives rise to a Rejection Damages Claim, such Rejection Damages Claim arising out of such rejection shall be limited to the amount of the Allowed Rejection Damage Claim.
6.3    Rejected Contracts and Leases
The Debtor, with the consent of the Majority Consenting Noteholders, reserves the right, at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any executory contract or unexpired lease to which the Debtor is a party and to file a motion requesting authorization for the rejection of any such contract or lease. Any executory contracts or unexpired leases that expire by their terms prior to the Effective Date are deemed to be rejected, unless previously assumed or otherwise disposed of by the Debtor.
6.4    Compensation and Benefit Programs
(a)    Except to the extent (i) otherwise provided for in the Plan, (ii) previously assumed or rejected by an order of the Bankruptcy Court entered on or before the Confirmation Date, (iii) the subject of a pending motion to reject filed by the Debtor on or before the Confirmation Date, or (iv) previously terminated, all Employee Programs in effect before the Effective Date, shall be deemed to be, and shall be treated as though they are, contracts that are assumed under the Plan. Nothing contained herein shall be deemed to modify the existing terms of Employee Programs, including, without limitation, the Debtor’s and the Reorganized Debtor’s rights of termination and amendment thereunder.
(b)    To the extent any “change in control” provision contained in any Employee Program would be triggered and payable solely as a result of the transactions contemplated by the Plan, such Employee Program shall not be assumed to the extent a waiver of the change in control provision is not executed by the employee having the benefit of such change in control provision, but otherwise shall remain in full force and effect and may be triggered as a result of any transactions occurring after the Effective Date.
(c)    As of the Effective Date, any and all equity incentive plans, equity ownership plans, or any other equity-based plans entered into before the Effective Date, including Claims arising from any change in control provision therein, shall be deemed to be, and shall be treated as though they are, contracts that are rejected pursuant to Bankruptcy Code Section 365 under the Plan pursuant to the Confirmation Order, provided, however, that nothing contained herein will impact any Cash payment components of any such equity-based plans.
(d)    The Reorganized Debtor affirms and agrees that (i) it is and will continue to be the contributing sponsor of the Employees’ Retirement Plan of USEC Inc. (the “Pension Plan”), a tax-qualified defined benefit pension plan insured by the Pension Benefit Guaranty Corporation under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §§ 1301-1461, et seq; (ii) the Pension Plan is subject to minimum funding requirements of ERISA and §§ 412 and 430 of the Internal Revenue Code; (iii) no provision of the Plan, the Confirmation Order, or Bankruptcy Code Section 1141, shall, or shall be construed to, discharge, release, or relieve the Debtor, the Reorganized Debtor, or any other party, in any capacity, from any liability with respect to the Pension Plan under any law, governmental policy, or regulatory provision; and (iv) neither the PBGC nor the Pension Plan shall be enjoined from enforcing such liability as a result of the Plan’s provisions for satisfaction, release and discharge of Claims. The Debtor further affirms and agrees that any discharge of liability provided under this Plan shall not operate to discharge any obligations it might have under applicable non-bankruptcy law with respect to any tax-qualified defined benefit pension plan maintained by Enrichment Corp, one of the Non-Debtor Subsidiaries, as a result of the Debtor’s status as a member of the “controlled group” for such pension plan. As of the Effective Date, the Reorganized Debtor shall contribute to the Pension Plan the amount necessary to satisfy minimum funding standards under sections 302 and 303 of ERISA, 29 U.S.C. §§ 1082 and 1083, and sections 412 and 430 of the Internal Revenue Code, to the extent that any such contributions were not made during the Chapter 11 Case.
6.5    Certain Indemnification Obligations
(a)    Indemnification Obligations owed to those of the Debtor’s directors, officers, and employees serving prior to, on, and after the Petition Date shall be deemed to be, and shall be treated as though they are, contracts that are assumed pursuant to Bankruptcy Code Section 365 under the Plan, and such Indemnification Obligations (subject to any defenses thereto) shall survive the Effective Date of the Plan and remain unaffected by the Plan, irrespective of whether obligations are owed in connection with a prepetition or postpetition occurrence.

(b)    Indemnification Obligations owed to any of the Debtor’s Professionals pursuant to Bankruptcy Code Sections 327 or 328 and order of the Bankruptcy Court, whether such Indemnification Obligations relate to the period before or after the Petition Date, shall be deemed to be, and shall be treated as though they are, contracts that are assumed pursuant to Bankruptcy Code Section 365 under the Plan.
6.6    Extension of Time to Assume or Reject
Notwithstanding anything set forth in Article VI of the Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the Debtor’s right to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed assumption provided for in Section 6.1(a) of the Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.
6.7    Claims Arising from Assumption or Rejection
(a)    Except as otherwise provided in the Plan or by Final Order of the Bankruptcy Court, all (i) Allowed Claims arising from the assumption of any contract or lease shall be treated as Administrative Claims pursuant to Section 3.1(a) of the Plan; and (ii) Allowed Rejection Damages Claims shall be treated as General Unsecured Claims pursuant to and in accordance with the terms of Section 3.2(c) of the Plan.
(b)    If the rejection by the Debtor, pursuant to the Plan or otherwise, of a contract or lease results in a Rejection Damages Claim, then such Rejection Damages Claim shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor or the properties of either of them unless a Proof of Claim is (i) filed with the Claims Agent on or before the date that is the first Business Day that is thirty (30) days after the Bankruptcy Court’s entry of an order authorizing the rejection of a contract or lease and (ii) contemporaneously with such filing, served upon (a) if such filing occurs prior to the Effective Date, counsel to the Debtor and counsel to the Consenting Noteholders or (b) if such filing occurs after the Effective Date, counsel to the Reorganized Debtor. All rights of the Debtor or the Reorganized Debtor, as applicable, to object to any Rejection Damages Claim are reserved.

ARTICLE VII
PROVISIONS GOVERNING DISTRIBUTIONS
7.1    Determination of Allowability of Claims and Interests and Rights to Distributions
(a)    Only holders of Allowed Claims and Allowed Interests shall be entitled to receive distributions under the Plan.
(b)    Unless otherwise provided in the Plan, the Disclosure Statement or an order of the Bankruptcy Court (including, inter alia, with respect to Rejection Damage Claims and Claims subject to Bankruptcy Code Section 510(b)), there shall be no requirement for holders of Claims to file Proofs of Claim or Requests for Payment or for holders of Interests to file any proofs of interest. With respect to Filed Claims or filed Proofs of Interest, the Debtor or the Reorganized Debtor shall have the right to object to the Proofs of Claim, Requests for Payment or Proofs of Interest in the Bankruptcy Court by the Claims Objection Deadline, but shall not be required to do so. In no event shall the failure to object in the Bankruptcy Court to any Filed Claim or any proof of interest result in the deemed allowance of any such Claim or Interest. The Debtor or the Reorganized Debtor shall have the right to dispute all alleged Claims (whether Filed Claims or Unfiled Claims) and alleged Interests (whether or evidenced by a filed proof of interest) in any manner that would have been available to it had the Chapter 11 Case not been filed (including, without limitation, by declining to pay any alleged Claim or to recognize any alleged Interest), or may elect in its discretion to have any alleged Claim or Interest adjudicated by the Bankruptcy Court.
(c)    No distributions shall be made on Disputed Claims or Disputed Interests until and unless such Disputed Claims become Allowed Claims and such Disputed Interests become Allowed Interests. No reserve shall be required with respect to any Disputed Claim or Disputed Interest.
7.2    Timing of Distributions to Holders of Allowed Claims and Allowed Interests

Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims and Allowed Interests as of the applicable Distribution Date shall be made on or as soon as practicable after the applicable Distribution Date, but in no event later than the first Business Day that is twenty (20) days after such date; provided, however, that distributions on account of Noteholder Claims hereunder shall be made on the Effective Date. The Reorganized Debtor or the Disbursing Agent shall have the right, in its discretion, to accelerate any Distribution Date occurring after the Effective Date if the facts and circumstances so warrant.
7.3    Procedures for Making Distributions to Holders of Allowed Claims and Allowed Interests
(a)    On or before the Effective Date, the Debtor (with the consent of the Majority Consenting Noteholders) shall designate the Person(s) (whether the Reorganized Debtor and/or one or more independent third parties) to serve as the Disbursing Agent(s) under the Plan; provided, however, that (i) the Indenture Trustee shall serve as the Disbursing Agent with respect to the Noteholder Claims and (ii) the Indenture Trustee shall transmit distributions to the Noteholders subject to the right of the Indenture Trustee to assert the Indenture Trustee’s Charging Lien against such distributions. If any Disbursing Agent is an independent third party, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out of pocket expenses incurred in connection with such services from the Reorganized Debtor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Old Indenture shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and distribute to the Noteholders pursuant to this Plan on account of Allowed Noteholder Claims and shall terminate completely upon completion of all such distributions.
(b)    The Disbursing Agent(s) shall make distributions to the holders of the Allowed Claims and Allowed Interests in the same manner and to the same addresses as payments are made in the ordinary course of the Debtor’s businesses; provided, however, that if a Filed Claim or filed Proof of Interest references a different payment address, the address on the Filed Claim or filed Proof of Interest shall be used.
(c)     If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified by the Debtor, the Claims Agent, or such holder of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. If any distribution is made by check and such check is not returned but remains uncashed for six (6) months after the date of such check, the Disbursing Agent may cancel and void such check, and the distribution with respect thereto shall be deemed undeliverable. If, pursuant to Section 7.7 of the Plan, any holder is requested to provide an applicable Internal Revenue Service form or to otherwise satisfy any tax withholding requirements with respect to a distribution and such holder fails to do so within six (6) months of the date of such request, such holder’s distribution shall be deemed undeliverable.
(d)    Unless otherwise agreed between the Reorganized Debtor and the applicable Disbursing Agent, amounts in respect of returned or otherwise undeliverable or unclaimed distributions made by the Disbursing Agent on behalf of the Reorganized Debtor shall be returned to the Reorganized Debtor until such distributions are claimed. All claims for returned or otherwise undeliverable or unclaimed distributions must be made (i) on or before the first (1st) anniversary of the Effective Date or (ii) with respect to any distribution made later than such date, on or before six (6) months after the date of such later distribution; after which date all undeliverable property shall revert to the Reorganized Debtor free of any restrictions thereon and the claims of any holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. In the event of a timely claim for any returned or otherwise undeliverable or unclaimed distribution, the Reorganized Debtor shall deliver the applicable distribution amount or property to the Disbursing Agent for distribution pursuant to the Plan.
7.4    Calculation of Distribution Amounts of New Securities
No fractional shares of New Securities shall be issued or distributed under the Plan. Each Person entitled to receive New Securities shall receive the total number of whole shares of New Common Stock or their pro rata share in principal amount of New Notes, whichever is relevant, to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of New Securities, the actual distribution of such New Securities shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number. Notwithstanding the foregoing, (a) if the Person is entitled to New Common Stock and rounding to the next lower whole number would result in such Person receiving zero shares of New Common Stock, such Person shall receive one (1) share of New Common Stock; and (b) if the Person is entitled to a pro rata share in principal amount of New Notes and rounding to the next lower whole number would result in such Person receiving zero dollars worth of New Notes, such Person shall receive a New Note in the principal amount of one $1.00 (One Dollar). If two or more Persons are entitled to fractional entitlements and the aggregate amount of New Securities that would otherwise be issued to such Persons with respect to such fractional entitlements as a result of such rounding exceeds the number of whole New Securities which remain to be allocated, the Disbursing Agent shall allocate the remaining whole New Securities to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole New Securities authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. The Disbursing Agent shall have the right to carry forward to subsequent distributions any applicable credits or debits arising from the rounding described in this paragraph.
7.5    Application of Distribution Record Date
On the applicable Distribution Record Date, (a) for all Claims other than Noteholder Claims, the Debtor’s books and records for Unfiled Claims and the claims register maintained by the Claims Agent for Filed Claims, (b) for Noteholder Claims, the transfer ledgers for the Old Notes and (c) for Interests, the records of the Debtor in the case of the Preferred Stock Interests/Claims and the records of the stock transfer agent in the case of the Common Stock Interests/Claims, shall be closed for purposes of determining the record holders of Claims or Interests, and there shall be no further changes in the record holders of any Claims or Interests. Except as provided herein, the Reorganized Debtor, the Disbursing Agent(s), the Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims or Interests occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the applicable books and records, claims registers or transfer ledgers as of 5:00 p.m. prevailing Eastern time on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.
7.6    Surrender of Cancelled Old Securities
As a condition precedent to receiving any distribution on account of its Allowed Claim, each record Noteholder shall be deemed to have surrendered the Old Notes or other documentation underlying each Noteholder Claim, and all such surrendered Old Notes and other documentation shall be deemed to be cancelled pursuant to Section 5.4 of the Plan, except to the extent otherwise provided herein. As a condition precedent to receiving any distribution on account of its Allowed Interest, each holder of an Allowed Common Stock Interest/Claim and an Allowed Preferred Stock Interest/Claim shall be deemed to have surrendered any stock certificate or other documentation underlying each such Interest/Claim, and any such stock certificates and other documentation shall be deemed to be cancelled pursuant to Section 5.4 of the Plan.
7.7    Withholding and Reporting Requirements
In connection with the Plan and all distributions hereunder, the applicable Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent(s) shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements including, without limitation, requiring that, as a condition to the receipt of a distribution, the holder of an Allowed Claim or Allowed Interest complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each holder. Notwithstanding any other provision of the Plan, (a) each holder of an Allowed Claim or Allowed Interest that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the applicable Disbursing Agent to allow it to comply with its tax withholding and reporting requirements. Any property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution to be held by the Indenture Trustee or the Disbursing Agent, as the case may be, until such time as the Disbursing Agent is satisfied with the holder’s arrangements for any withholding tax obligations.
7.8    Setoffs
The Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or the Reorganized Debtor may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtor or the Reorganized Debtor may have against such holder.

7.9    Prepayment
Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Reorganized Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.
7.10    Allocation of Distributions
All distributions received under the Plan by holders of applicable Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

ARTICLE VIII
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
8.1    Conditions to Confirmation
The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with Section 8.3 of the Plan:
(a)    an order, pursuant to Bankruptcy Code Section 1125 (i) shall have been entered finding that the Disclosure Statement contains adequate information, and (ii) shall be in form and substance mutually acceptable to the Debtor, the Majority Consenting Noteholders and Enrichment Corp; and
(b)    the proposed Confirmation Order shall be in form and substance mutually acceptable to the Debtor, the Majority Consenting Noteholders and Enrichment Corp.
8.2    Conditions to Effective Date
The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with Section 8.3 of the Plan:
(a)    the Confirmation Order shall have been entered;
(b)    the Confirmation Order shall, among other things:
(i)    provide that the Debtor and the Reorganized Debtor are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the transactions contemplated by and the contracts, instruments, releases, indentures, and other agreements or documents created under or in connection with the Plan;
(ii)    approve the entry into the Exit Facility in form and substance acceptable to each of the Debtor, the Majority Consenting Noteholders and the lender under the Exit Facility;
(iii)    authorize the issuance of the New Securities; and
(iv)    provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan;
(c)    the Confirmation Order shall be in form and substance mutually acceptable to the Debtor and the Majority Consenting Noteholders;
(d)    the Confirmation Order shall not then be stayed, vacated, or reversed;

(e)    the documents evidencing the Exit Facility shall be in form and substance acceptable to each of the Debtor, the Majority Consenting Noteholders, and the lender under the Exit Facility; to the extent any of such documents contemplate execution by one or more persons, any such document shall have been executed and delivered by the respective parties thereto; and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived;
(f)    any changes to the documents that comprise the Plan Supplement (including the New USEC Governing Documents, the New Indenture (including the Limited Subsidiary Guaranty), the Subsidiary Security Agreement, the New Management Incentive Plan and the Supplementary Strategic Relationship Agreement) shall be mutually acceptable to the Debtor, Enrichment Corp, the Majority Consenting Noteholders, B&W (solely to the extent required by the B&W Plan Support Agreement), and Toshiba (solely to the extent required by the Toshiba Plan Support Agreement), unless, however, the consent of the Consenting Noteholders is required pursuant to the Noteholder Plan Support Agreement, in which case the consent of the Consenting Noteholders shall be required; to the extent any of such documents contemplates execution by one or more persons, any such document shall have been executed and delivered by the respective parties thereto; and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived, including, without limitation, and with respect to the New Indenture, the effectiveness of the application for qualification of the New Indenture under the Trust Indenture Act of 1939, as amended;
(g)    the Reorganized Debtor shall have arranged for credit availability under the Exit Facility in amount, form, and substance reasonably satisfactory to the Debtor, the Majority Consenting Noteholders, and the lender under the Exit Facility;
(h)    the representations and warranties of the Debtor set forth in the Plan Support Agreements shall continue to be valid, true and accurate in all respects and such Plan Support Agreements shall remain in full force and effect;
(i)    all material authorizations, consents, and regulatory approvals required in connection with consummation of the Plan shall have been obtained;
(j)    all other actions, documents, and agreements necessary to implement the Plan (i) shall be in form and substance mutually acceptable to the Debtor and the Majority Consenting Noteholders, not including ministerial actions, documents and agreements, and (ii) shall have been effected or executed, or will be effected or executed contemporaneously with implementation of the Plan; and
(k)    the fees and expenses required to be paid on the Effective Date pursuant to Sections 10.2(a) and 10.2(b) of the Plan shall have been paid in full in Cash.
8.3    Waiver of Conditions
Each of the conditions set forth in Sections 8.1 and 8.2, with the express exception of the conditions contained in Section 8.1(a)(i) and Sections 8.2(a) and (d), may be waived in whole or in part by the Debtor without any notice to parties in interest or the Bankruptcy Court and without a hearing, provided, however, that such waiver shall not be effective without the consent of Enrichment Corp, the Majority Consenting Noteholders, B&W (solely to the extent required by the B&W Plan Support Agreement), and Toshiba (solely to the extent required by the Toshiba Plan Support Agreement).

ARTICLE IX
RETENTION OF JURISDICTION
9.1    Scope of Retention of Jurisdiction
Under Bankruptcy Code Sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, without limitation, jurisdiction to:
(a)    allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim (whether a Filed Claim or Unfiled Claim) or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the holder), including, without limitation, the resolution of any Request for Payment and the resolution of any objections to the allowance or priority of Claims or Interests;

(b)    hear and determine all applications for Professional Fees and Substantial Contribution Claims; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtor shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;
(c)    hear and determine all matters with respect to contracts or leases or the assumption or rejection of any contracts or leases to which a Debtor is a party or with respect to which the Debtor may be liable, including, if necessary and without limitation, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;
(d)    effectuate performance of and payments under the provisions of the Plan;
(e)    hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case or the Litigation Rights;
(f)    enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;
(g)    enforce the agreement of Enrichment Corp to execute and deliver the Limited Subsidiary Guaranty and the Subsidiary Security Agreement;
(h)    hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including, without limitation, disputes arising under agreements, documents, or instruments executed in connection with the Plan, provided, however, that any dispute arising under or in connection with the New Securities, the Exit Facility, the New USEC Governing Documents, the New Management Incentive Plan, the New Indenture (including the Limited Subsidiary Guaranty), or the Subsidiary Security Agreement shall be dealt with in accordance with the provisions of the applicable document;
(i)    consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
(j)    issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;
(k)    enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;
(l)    hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;
(m)    enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case or provided for under the Plan;
(n)    except as otherwise limited herein, recover all assets of the Debtor and property of the Estate, wherever located;
(o)    hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code Sections 346, 505, and 1146;
(p)    hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge;
(q)    hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and
(r)    enter a final decree closing the Chapter 11 Case.
9.2    Failure of the Bankruptcy Court to Exercise Jurisdiction

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Section 9.1 of the Plan, the provisions of this Article IX shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE X
MISCELLANEOUS PROVISIONS
10.1    Professional Fee Claims and Substantial Contribution Claims
All final Requests for Payment of Professional Fee Claims and Substantial Contribution Claims must be filed and served on the Reorganized Debtor, its counsel, and other necessary parties in interest no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such Requests for Payment must be filed and served on the Reorganized Debtor, its counsel, and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable Request for Payment was served.
10.2    Fees and Expenses of Consenting Noteholders and Preferred Stockholders and Indenture Trustee Expenses
(a)    On the Effective Date, the Reorganized Debtor shall reimburse the then-outstanding (i) reasonable documented out-of-pocket expenses of the Consenting Noteholders and (ii) fees and expenses of each of the Consenting Noteholder Advisors in accordance with the terms of their respective engagement letters; without the need for any of the Consenting Noteholders or either of the Consenting Noteholder Advisors to file an application or otherwise seek Bankruptcy Court approval for such payment.
(b)    On the Effective Date, the Reorganized Debtor shall reimburse the then-outstanding (i) reasonable documented out-of-pocket expenses of the Preferred Stockholders and (ii) fees and expenses of each of the Preferred Stockholder Advisors in accordance with the terms of the respective Plan Support Agreement with each Preferred Stockholder; without the need for any of the Preferred Stockholders or any of the Preferred Stockholder Advisors to file an application or otherwise seek Bankruptcy Court approval for such payment.
(c)    On the Effective Date, the Reorganized Debtor shall pay the Indenture Trustee Expenses without the need for the Indenture Trustee to file an application or otherwise seek Bankruptcy Court approval for the payment of the Indenture Trustee Expenses. With respect to expenses incurred by the Indenture Trustee following the Effective Date on account of efforts related to effectuating a distribution to holders of Allowed Noteholder Claims, no more than thirty (30) days following the Effective Date, the Indenture Trustee shall serve on the Debtor and counsel to the Consenting Noteholders reasonably substantiating documents in support of the expenses incurred by the Indenture Trustee on account of distribution activities following the Effective Date. If within twenty (20) days after the Effective Date, the Reorganized Debtor or the Consenting Noteholders objects in writing to all or a portion of such expenses, (i) the Reorganized Debtor shall pay the undisputed portion of such expenses and (ii) the Indenture Trustee may submit the disputed portion of such expenses to the Bankruptcy Court for resolution. The allowance of the disputed portion of the expenses shall be determined under a “reasonableness” standard, consistent with the Old Indenture. In connection with such allowance, the Indenture Trustee shall not be required to file fee applications or comply with guidelines and rules applicable to fee applications, and shall not be subject to Bankruptcy Code Sections 330 or 503(b). To the extent the Bankruptcy Court allows the disputed portion of such Indenture Trustee expenses in whole or in part, the Reorganized Debtor shall pay such Allowed amount no later than five (5) Business Days after the date of such allowance. The Indenture Trustee shall have no right to payment of any disallowed expenses and shall not be entitled to collect such amounts from the Noteholders.
10.3    Payment of Statutory Fees
All quarterly fees payable pursuant to Section 1930 of Title 28 of the United States Code prior to the Effective Date shall be paid by the Debtor on or before the Effective Date. All such fees payable after the Effective Date shall be paid by the Reorganized Debtor as and when due, until such time as the Chapter 11 Case is closed, dismissed or converted.
10.4    Successors and Assigns and Binding Effect

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Person, including, but not limited to, the Reorganized Debtor and all other parties in interest in the Chapter 11 Case.
10.5    Compromises and Settlements
From and after the Effective Date, the Reorganized Debtor may compromise and settle various Claims against it and/or Litigation Rights and other claims that it may have against other Persons without any further approval by the Bankruptcy Court. Until the Effective Date, the Debtor expressly reserves the right to compromise and settle Claims against it and Litigation Rights or other claims that it may have against other Persons, subject to the approval of the Bankruptcy Court if, and to the extent, required.
10.6    Releases and Satisfaction of Subordination Rights
All Claims against the Debtor and all rights and claims between or among the holders of Claims relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Article III of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.
10.7    Releases
(a)    Releases by the Debtor
As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, the Reorganized Debtor and any Person seeking to exercise the rights of the Debtor’s Estate, including, without limitation, any successor to the Debtor or any Estate representative appointed or selected pursuant to Bankruptcy Code Section 1123(b)(3), shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including claims or causes of action arising under Chapter 5 of the Bankruptcy Code), and liabilities whatsoever (other than for fraud, willful misconduct, criminal conduct and/or gross negligence), whether direct or derivative, in connection with or related to the Debtor, the Chapter 11 Case, or the Plan (other than the rights of the Debtor and the Reorganized Debtor to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or the Plan, and that may be asserted by or on behalf of the Debtor, the Estate, or the Reorganized Debtor against (i) the Debtor or any of the Non-Debtor Subsidiaries, (ii) any of the directors, officers, and employees of the Debtor or any of the Non-Debtor Subsidiaries serving during the pendency of the Chapter 11 Case, (iii) any Professionals of the Debtor, (iv) each of the Consenting Noteholders (but solely in its capacity as such), (v) each of the Consenting Noteholder Advisors (vi) each of the Preferred Stockholders (but solely in its capacity as such), (vii) each of the Preferred Stockholder Advisors, (viii) the DIP Facility Lender, (ix); the Indenture Trustee, (x) the respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel and other advisors of each of the parties identified in the foregoing (i) through (ix), but only in their respective capacities on behalf of such parties, and (xi) any of the successors or assigns of any of the parties identified in the foregoing (i) through (x); provided, however, that nothing in this Section 10.7(a) shall operate to release any intercompany obligations or extinguish any intercompany accounts reflecting amounts owing to or from the Debtor or any of the Non-Debtor Subsidiaries unless otherwise provided in the Plan; and provided further, however, that nothing in this Section 10.7(a) shall be deemed to prohibit the Debtor or the Reorganized Debtor from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against any of their employees, directors or officers that is based upon an alleged breach of a confidentiality, noncompete or any other contractual obligation owed to the Debtor or the Reorganized Debtor.
(b)    Limited Release by Directors and Officers
As of the Effective Date, to the fullest extent permissible by applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, each director and officer of the Debtor or any of the Non-Debtor Subsidiaries serving during the pendency of the Chapter 11 Case shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for actual fraud and/or criminal conduct) against the Debtor, the Reorganized Debtor and any Person seeking to exercise the rights of the Debtor’s

Estate, including, without limitation, any successor to the Debtor or any Estate representative appointed or selected pursuant to Bankruptcy Code Section 1123(b)(3) whether such claims are statutory, contractual, or common law claims; provided, however, that nothing herein shall be deemed a waiver or release of any director or officer’s claims or causes of action against the Debtor or the Reorganized Debtor as it relates to wages, salaries, commissions, bonuses, sick pay, personal leave pay, indemnification, severance pay, or other compensation or benefits, or payments or form of remuneration of any kind, excluding payments or remuneration based in stock or equity, owing and arising out of such director or officer’s employment with the Debtor whether such claims are statutory, contractual or common law claims; and provided further, however, that nothing in this Section 10.7(b) shall operate to (i) prohibit, penalize, or otherwise discourage any applicable director or officer from reporting, providing testimony regarding, or otherwise communicating any nuclear safety concern, workplace safety concern, public safety concern, or concern of any sort, to the U.S. Nuclear Regulatory Commission, the U.S. Department of Labor, or any federal or state government agency, or (ii) prohibits any applicable director or officer from engaging in any activity protected by the Sarbanes-Oxley Act, 18 U.S.C. § 1514A and the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, H.R. 4173.
(c)    Releases by Holders of Claims and Interests
As of the Effective Date, to the fullest extent permissible by applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest that affirmatively votes in favor of the Plan shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for fraud, willful misconduct, criminal conduct and/or gross negligence) against (i) any of the Non-Debtor Subsidiaries, (ii) any of the directors, officers, and employees of the Debtor or any of the Non-Debtor Subsidiaries serving during the pendency of the Chapter 11 Case, (iii) any Professionals of the Debtor, (iv) each of the Consenting Noteholders (but solely in its capacity as such), (v) the Consenting Noteholder Advisors, (vi) each of the Preferred Stockholders (but solely in its capacity as such), (vii) each of the Preferred Stockholder Advisors, (viii) the DIP Facility Lender, (ix) the Indenture Trustee, (x) the respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel and other advisors of each of the parties identified in the foregoing (i) through (ix), but only in their respective capacities on behalf of such parties, and (xi) any of the successors or assigns of any of the parties identified in the foregoing (i) through (x) (the Persons identified in clauses (i) through (xi) collectively, the “Claimholder Releasees”) in connection with or related to the Debtor, the Chapter 11 Case, or the Plan (other than the rights under the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or the Plan; provided, however, that nothing herein shall be deemed a waiver or release of a Claim or Interest holder’s right to receive a distribution pursuant to the terms of the Plan or any obligation under the Plan or Confirmation Order. For the avoidance of doubt, this Release by holders of Claims and Interests is not and shall not be deemed a waiver of the Debtor’s rights or claims against the holders of Claims and Interests, including to the Debtor’s rights to assert setoffs, recoupments or counterclaims, or to object or assert defenses to any such Claim, and all such rights, Litigation Rights, causes of action and claims are expressly reserved, except as otherwise provided in the Plan.
10.8    Discharge of the Debtor
(a)    Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or any of its assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims, upon the Effective Date, (i) the Debtor shall be deemed discharged and released under Bankruptcy Code Section 1141(d)(1)(A) from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code Section 502, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code Section 501, (B) a Claim based upon such debt is Allowed under Bankruptcy Code Section 502, (C) a Claim based upon such debt is or has been disallowed by order of the Bankruptcy Court, or (D) the holder of a Claim based upon such debt accepted the Plan, and (ii) all Preferred Stock Interests/Claims and Common Stock Interests/Claims shall be terminated.
(b)    As of the Effective Date, except as provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtor or the Reorganized Debtor, any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtor based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all USEC Preferred Stock and USEC Common Stock, pursuant to Bankruptcy Code Sections 524 and 1141, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.
10.9    Exculpation and Limitation of Liability
(a)    To the fullest extent permitted by applicable law and approved in the Confirmation Order, none of the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, the Debtor’s Professionals, the Consenting Noteholders (solely in their respective capacities as such), the Consenting Noteholder Advisors, the Preferred Stockholders (solely in their respective capacities as such), the Preferred Stockholder Advisors, the DIP Facility Lender, the Indenture Trustee, or any of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns ), shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective present or former directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions that are the result of fraud, criminal conduct, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
(b)    Notwithstanding any other provision of the Plan, to the fullest extent permitted by applicable law and approved in the Confirmation Order, no holder of a Claim or an Interest, no other party in interest, and none of their respective present or former directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, shall have any right of action against the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, the Debtor’s Professionals, the Consenting Noteholders (solely in their respective capacities as such), the Consenting Noteholder Advisors, the Preferred Stockholders (solely in their respective capacities as such), the Preferred Stockholder Advisors, the DIP Facility Lender, the Indenture Trustee, or any of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions that are the result of fraud, criminal conduct, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code.
10.10 Injunction
(a)    Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, and their respective subsidiaries or their property on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtor or the Reorganized Debtor; or (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.
(b)    Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, or may hold, a Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability that is released pursuant to Sections 10.7, 10.8, or 10.9 of the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff against any debt, liability, or obligation due to any released Person; or (v) commencing or continuing any action, in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

(c)    Without limiting the effect of the foregoing provisions of this Section 10.10 upon any Person, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 10.10.
10.11     Term of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code Sections 105 or 362 or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.
10.12     Modifications and Amendments
The Debtor, subject to the consent of (a) Enrichment Corp, (b) the Majority Consenting Noteholders and (b) the Preferred Stockholders (solely to the extent required by the B&W Plan Support Agreement and the Toshiba Plan Support Agreement, as applicable), may alter, amend, or modify the Plan under Bankruptcy Code Section 1127(a) at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Bankruptcy Code Section 1101(2), the Debtor may, subject to the consent of (x) Enrichment Corp, (y) the Majority Consenting Noteholders and (z) the Preferred Stockholders (solely to the extent required by the B&W Plan Support Agreement and the Toshiba Plan Support Agreement, as applicable), under Bankruptcy Code Section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.
10.13     Severability of Plan Provisions
If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, with the consent of Enrichment Corp, the Majority Consenting Noteholders, B&W (solely to the extent required by the B&W Plan Support Agreement) and Toshiba (solely to the extent required by the Toshiba Plan Support Agreement), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
10.14     Revocation, Withdrawal, or Non-Consummation
The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan in accordance with this Section 10.14, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor or any Person, including any of Enrichment Corp, the Consenting Noteholders, B&W or Toshiba, in any further proceedings involving the Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person, including any of Enrichment Corp, the Consenting Noteholders, B&W or Toshiba.
10.15     Notices
Any notice, request, or demand required or permitted to be made or provided to or upon the Debtor or the Reorganized Debtor under the Plan, the Consenting Noteholders or Enrichment Corp, shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

For the Debtor:

USEC INC.
6903 Rockledge Drive
Suite 400
Bethesda, MD 20817
Attn: Peter B. Saba, Esq.
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Telephone: 301-564-3327
Facsimile: 301-564-3205

with copies to:
LATHAM & WATKINS LLP
885 Third Avenue
New York, NY 10022
Attn: D. J. Baker, Esq. and Rosalie Walker Gray, Esq.
Telephone: 212-906-1200
Facsimile: 212-751-4864
-and-
RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, DE 19801
Attn: Mark D. Collins, Esq.
Telephone: 302-651-7700
Facsimile: 302-651-7701
For Enrichment Corp:
United States Enrichment Corporation
6903 Rockledge Drive
Suite 400
Bethesda, MD 20817
Attn: John C. Barpoulis
Senior Vice President and Chief Financial Officer
Telephone: 301-564-3308
Facsimile: 301-564-3205

-and-

YOUNG CONAWAY STARGATT & TAYLOR, LLP
1000 N. King Street
Wilmington, DE 19801
Attn: James L Patton, Esq. and Rolin Bissell, Esq.
Telephone: 302-571-6600
Facsimile: 302-571-1253
For the Consenting Noteholders:
AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036
Attn: Michael Stamer, Esq. and James R. Savin, Esq.
Telephone: 212-872-1000
Facsimile: 212-872-1002

-and-
PEPPER HAMILTON, LLP
Hercules Plaza, Suite 5100
1313 Market Street
P.O. Box 1709
Wilmington, DE 19899
Attn: David Stratton, Esq.
Telephone: 302-777-6566
Facsimile: 302-656-8865
For Toshiba:
MORRISON & FOERSTER LLP
1290 Avenue of the Americas
New York, NY 10104-0050
Attn: Brett H. Miller, Esq. and Daniel J. Harris, Esq.
Telephone: 212-468-8000
Facsimile: 212-468-7900

For B&W:
BAKER BOTTS L.L.P.
1299 Pennsylvania Ave., NW
Washington, D.C. 20004-2400
Attn: Michael A. Gold, Esq. and Ian E. Roberts, Esq.
Telephone: 202-639-7700
Facsimile: 202-639-7890

[SIGNATURE PAGE FOLLOWS]

Dated: March 5, 2014
USEC INC.,
as the Debtor and Proponent of the Plan

By: /s/ John R. Castellano____________________
John R. Castellano
Chief Restructuring Officer of USEC Inc.

UNITED STATED ENRICHMENT CORPORATION,
as a Co-Proponent and Participant in the Plan for purposes of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement

By: /s/ John C. Barpoulis______________________
John C. Barpoulis
Senior Vice President and Chief Financial Officer
of United States Enrichment Corporation

LATHAM & WATKINS LLP
D. J. Baker, Esq.
Rosalie Walker Gray, Esq.
Adam S. Ravin, Esq.
885 Third Avenue
New York, NY 10022
Telephone: 212-906-1200
Facsimile: 212-751-4864
-and-
Richards, Layton & Finger, P.A.
Mark D. Collins, Esq.
Michael J. Merchant, Esq.
920 North King Street
Wilmington, DE 19801
Telephone: 302-651-7700
Facsimile: 302-651-7701

Counsel for Debtor and Debtor in Possession